Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com® Completes Debt Conversion and Raises Additional

Capital from Officers and Directors

eDiets Is Debt Free Following Conversion

Recent Equity Transactions Raised Approximately $5.2 Million

FORT LAUDERDALE, FL, June 7, 2010 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced that it has completed its previously announced debt conversion and private placement. Together with its previously completed registered direct offering, these transactions provide eDiets with approximately $5.2 million of new equity funding and convert all of its outstanding debt to equity.

eDiets converted the aggregate principal amount, plus accrued and unpaid interest through June 4, 2010, the date of conversion, of its outstanding senior secured notes held by its largest stockholder, Prides Capital Partners, LLC (“Prides”), into shares of common stock at a conversion price equal to the registered direct offering price of $1.00 per share.

In addition, certain of eDiet’s officers and directors provided $1 million of additional capital through the purchase of $500,000 of newly issued shares of common stock in a private placement and the conversion of a $500,000 note held by Kevin A. Richardson, II, an eDiets director and an officer of Prides, each at a price of $1.00 per share. Roth Capital Partners, LLC acted as the sole placement agent in connection with the private placement and the conversion of the Richardson note.

As of June 4, 2010, the Prides notes had an aggregate principal balance of approximately $15.1 million and accrued and unpaid interest of approximately $6.9 million and the Richardson note had an aggregate principal balance of $500,000 and accrued and unpaid interest of approximately $6,000.

Total net proceeds of the private placement were approximately $460,000 after deducting placement agent fees and other offering expenses. These net proceeds, together with total net proceeds of approximately $4.7 million from the registered direct offering (which closed on April 9, 2010), will be used for general corporate purposes, including working capital to fund eDiets’ future growth opportunities, such as the expansion of advertising related to its fresh-prepared meal delivery service.

“The completion of these transactions has converted all of our debt to equity and provided us with $5.2 million of capital that will enable us to expand our advertising spend and tell previous and new customers about our award winning diet, fitness and healthy lifestyle solutions,” said Kevin McGrath, President and Chief Executive Officer of eDiets.com. “We are confident that the improvements in our infrastructure combined with this recapitalization will result in expanded meal delivery at attractive margins, leverage our infrastructure to grow our online subscription business and achieve positive EBITDA and cash flow.”

The shares of common stock sold in the private placement and the debt conversions have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements of such Act and applicable state securities laws. However, eDiets has agreed to register for resale the shares of common stock issued in the private placement and the debt conversions upon the occurrence of certain conditions described in a registration rights agreement with the purchasers of the shares.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Forward-Looking Statements

Certain statements made in this report that reflect management’s expectations regarding future events and economic performance are forward-looking in nature. These forward-looking statements reflect eDiets’ current views about future events and are subject to risks, uncertainties and assumptions. eDiets wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. These factors include risks and uncertainties related to market conditions and those risk factors set forth in filings with the SEC, including eDiets’ annual and quarterly reports.

These risks are not exhaustive and may not include factors that could adversely impact eDiets’ business and financial performance. Moreover, eDiets operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for eDiet’s management to predict all risk factors, nor can eDiets assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although eDiets believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither eDiets nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. eDiets does not undertake any responsibility to update any of these forward-looking statements to conform its prior statements to actual results or revised expectations.